                                                                    EXHIBIT 4(c)



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                             NEW VALLEY CORPORATION



                                       AND



                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                  Warrant Agent



                        --------------------------------



                                    [FORM OF]

                                WARRANT AGREEMENT





                          Dated as of __________, 1999





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                               TABLE OF CONTENTS*

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                                                                                                                PAGE

Section 1.             Appointment of Warrant Agent...............................................................1

Section 2.             Warrant Certificates.......................................................................1

Section 3.             Execution and Countersignature of Warrant Certificates.....................................2

Section 4.             Warrants and Issuance of Warrant Certificates..............................................2

Section 5.             Registration; Transfers and Exchanges......................................................2

Section 6.             Duration and Exercise of Warrants; Redemption of Warrants; Exercise Price; Right
                       of Warrant Holders.........................................................................3

Section 7.             Optional Reduction of Exercise Price.......................................................5

Section 8.             Payment of Taxes...........................................................................5

Section 9.             Mutilated or Missing Warrant Certificates..................................................6

Section 10.            Reservation of Shares......................................................................6

Section 11.            Obtaining of Governmental Approvals and Stock Exchange Listings............................6

Section 12.            Adjustment of Exercise Price and Number of Warrant Shares Purchasable......................7

Section 13.            Fractional Shares.........................................................................10

Section 14.            Notices to Warrant Holders................................................................10

Section 15.            Merger, Consolidation or Change of Name of Warrant Agent..................................12

Section 16.            Warrant Agent.............................................................................12

Section 17.            Change of Warrant Agent...................................................................14



--------------------
                 * This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.



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



Section 18.            Issuance of New Warrant Certificates......................................................15

Section 19.            Notices to Company and Warrant Agent......................................................15

Section 20.            Identity of Transfer Agent................................................................16

Section 21.            Supplements and Amendments................................................................16

Section 22.            Successors................................................................................16

Section 23.            Termination...............................................................................16

Section 24.            Governing Law.............................................................................17

Section 25.            Benefits of This Agreement................................................................17

Section 26.            Counterparts..............................................................................17






EXHIBIT A.      Form of Warrant Certificate
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                  WARRANT AGREEMENT dated as of _________, 1999, between New
Valley Corporation, a Delaware corporation (the "COMPANY") and American Stock
Transfer & Trust Company, a New York limited purpose trust company (the "WARRANT
AGENT").

                  WHEREAS, the Company proposes to effect a plan of recapitalization whereby, among other things, each issued and outstanding $15.00
Class A Increasing Rate Cumulative Senior Preferred Share, par value $.01 per share (the "CLASS A SENIOR PREFERRED SHARES"), $3.00 Class B Cumulative
Convertible Preferred Share, par value $.10 per share (the "CLASS B PREFERRED
SHARES"), and Common Share, par value $.01 per share (the "COMMON SHARES"), is to be reclassified and changed into a number of Common Shares and a number of warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one Common Share of the Company (the Common Shares issuable upon exercise of the Warrants being referred to herein as the "WARRANT SHARES");

                  WHEREAS, pursuant to the plan of recapitalization, each Class
A Senior Preferred Share is to be changed into 20 Common Shares and one Warrant, each Class B Preferred Share shall be changed into 1/3 of a Common Share and 3/10 of a Warrant, and each Common Share is to be changed into 1/10 of a Common
Share and 3/10 of a Warrant; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance of certificates evidencing the Warrants (the "WARRANT
CERTIFICATES") and other matters as provided herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment. So long as any of the Warrant Certificates are outstanding, there may be an authenticating agent appointed by the Warrant Agent which shall be authorized to act on behalf of the Warrant Agent to countersign
Warrant Certificates issued upon exchange and register of transfer thereof, and Warrant Certificates so countersigned shall be entitled to the benefits of this Warrant Agreement and shall be valid for all purposes as if countersigned by the Warrant Agent hereunder. Whenever reference is made in this Warrant Agreement to the countersignature of the Warrant Agent, such reference shall be deemed to include countersignature on behalf of the Warrant Agent by such agent. The agent appointed hereunder shall be entitled to the same rights, privileges and indemnities as the Warrant Agent under SECTION 16 and shall satisfy such requirements as are applicable to a successor to the Warrant Agent under SECTION
17. The Warrant Agent has initially appointed ______________________ as authenticating agent.

                  SECTION 2. WARRANT CERTIFICATES. The Warrants shall be evidenced by Warrant Certificates. The text of each Warrant Certificate (and the Forms of Exercise and Assignment to be set forth on the reverse thereof) shall be substantially in the form set forth in EXHIBIT A attached hereto and may have such identification, designation and information thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation under such law or with any rule or regulation of the National Association of Securities Dealers, Inc. or any stock exchange on which the Warrants may be listed, or to conform to usage.

                  SECTION 3. EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals, or any of them, ceased to be such officers prior to the countersignature and delivery of such Warrant Certificate or were not such officers at the date of this Agreement.

                  Each Warrant Certificate shall be countersigned by the manual signature of an authorized officer of the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign Warrant Certificates for issuance pursuant to any provision of this Agreement.

                  Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

                  SECTION 4. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES. Following the execution of this Agreement, Warrant Certificates representing 17,898,629 Warrants shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Secretaries.

                  From time to time, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in SECTION 9 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder for the number of Warrant Shares equal to the number of Warrants represented thereby,
(ii) Warrant Certificates issued upon the partial exercise of any Warrant to evidence the portion of such Warrant not exercised and (iii) Warrant Certificates issued upon any transfer or exchange of Warrants.

                  The Warrants will be separately transferable upon issuance.

                  SECTION 5. REGISTRATION; TRANSFERS AND EXCHANGES. The Company shall maintain at the principal office of the Warrant Agent at ___________ a register for the registration of the Warrant Certificates and of their transfer from time to time (the "WARRANT REGISTER").

                  The Company and the Warrant Agent may deem and treat the registered holder of each Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, any distribution to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  Each Warrant Certificate shall be transferable, in whole or in part, on the Warrant Register, upon surrender of the Warrant Certificate to the Company at the principal office of the Warrant Agent in ______________, or at another office or agency to be maintained by the Company, together with a written assignment of the Warrant Certificate on the Form of Assignment set forth on the reverse thereof or in other form satisfactory to the Warrant Agent, duly executed by the registered holder thereof or his duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued and delivered. If less than all of the Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant Certificate not being transferred. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

                  A Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender thereof to the Company at the principal office of the Warrant Agent as set forth above, or at another office or agency to be maintained by the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the registered holder thereof or his duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

                  The Company shall make no service or other charge in connection with any such transfer or exchange of Warrant Certificates, except for any transfer taxes payable in connection therewith.

                  Warrant Certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be destroyed by it unless the Company directs their return to the Company. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant Certificates so cancelled.

                  SECTION 6. DURATION AND EXERCISE OF WARRANTS; REDEMPTION OF WARRANTS; EXERCISE PRICE; RIGHT OF WARRANT HOLDERS. (a) The Warrants may be exercised during the period commencing on the effective date of the Company's Registration Statement covering the Warrant Shares underlying the Warrants (the "EFFECTIVE DATE") and terminating five years thereafter, or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day (such date of expiration being herein referred to as the "EXPIRATION DATE"). If the Effective Date has not occurred by the date of this Agreement, the Company shall cause notice of such Expiration Date to be delivered, as soon as reasonably practicable after such date is established, to the Warrant Agent, in accordance with SECTION 19, and to the registered holders of Warrant Certificates, in accordance with SECTION 14. Each Warrant may be exercised on any business day on or prior to the close of business on the Expiration Date. The Expiration Date may be extended by the Company in its sole discretion from time to time by a notice given to the Warrant Agent and mailed to the registered holders of the Warrant Certificates as provided in SECTION 14. After the close of business on the Expiration Date, unexercised Warrants will become wholly void and of no value.


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

                  (b) The Company may elect by written notice given as hereinafter provided (the "REDEMPTION NOTICE") to redeem the Warrants at a price of $.01 per Warrant if, at any time after the third anniversary of the effective time of the plan of recapitalization, the average reported closing price or bid price of a Common Share, as reported on Nasdaq or the Bulletin Board or by the National Quotation Bureau or on a national securities exchange, as the case may be, exceeds $12.50 for any 20 consecutive trading days ending within 5 days prior to the date of the Redemption Notice (such date of the Redemption Notice being referred to herein as the "REDEMPTION NOTICE DATE"). The Redemption Notice shall specify the date of redemption as fixed by the Company (the "REDEMPTION DATE"), which date shall be not less than 30 days following the Redemption Notice Date. The Redemption Notice shall also be given to the Warrant Agent as provided in SECTION 19.

                  (c) Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Warrant Shares at the exercise price at the time in effect hereunder (the "EXERCISE PRICE"), upon surrender to the Company at the principal office of the Warrant Agent of the Warrant Certificate evidencing such Warrant, with the Form of Exercise on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price in lawful money of the United States of America by certified or official bank check payable to the order of the Company. The Exercise Price, as of the initial issuance of the Warrants, shall be $12.50. The Exercise Price and the number of Warrant Shares purchasable upon exercise of a Warrant shall be subject to adjustment as provided in SECTION 12.

                  Subject to SECTION 8, upon such surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder, the Warrant Agent shall cause to be issued and shall deliver to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate a certificate for the Warrant Share or Warrant Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

                  The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part only of the number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.

                  The Warrant Agent shall deposit to the account of the Company all monies received by the Warrant Agent in payment of the Exercise Price of any Warrant. The Warrant Agent shall account promptly to the Company with respect to the exercise of Warrants.

                  (d) No Warrant holder, as such, shall be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of Common Shares for any purpose, nor shall



                                       4
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anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Shares, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until such Warrant Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided in this Agreement and the Warrant Shares thereunder shall have become issuable and until such person shall have been deemed to have become a holder of record of such Warrant Shares. If on the date of surrender of such Warrant Certificate and payment of such Exercise Price, the transfer books for the Warrant Shares shall be closed, certificates for the Warrant Shares shall be issuable on the date on which such books shall next be open (whether before, on, or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares. No holder of Warrants shall, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such Warrant Shares became issuable upon the exercise of such Warrants.

                  SECTION 7. OPTIONAL REDUCTION OF EXERCISE PRICE. The Company shall have the right, at any time, voluntarily to reduce the then current Exercise Price to such amount (the "REDUCED EXERCISE PRICE") and for such period or periods of time which may be through the close of business on the Expiration Date (the "REDUCED EXERCISE PRICE PERIOD") as may be deemed appropriate by the Board of Directors of the Company. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered holders of Warrants in the manner provided in SECTION 14 and to the Warrant Agent in the manner provided in SECTION 19. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price which would have been in effect, as adjusted pursuant to SECTION 12, had there been no reduction in the Exercise Price pursuant to the provisions of this SECTION 7. Any adjustment in the Exercise Price pursuant to SECTION 12 during the Reduced Exercise Price Period shall also be made in the Reduced Exercise Price in the manner specified in SECTION 12.

                  SECTION 8. PAYMENT OF TAXES. The Company shall pay all taxes, if any, attributable to the initial issuance of the Warrant Certificates; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants after their initial issuance or with respect to the exercise thereof and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, and in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute




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

Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 10. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or its authorized and issued Common Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants.

                  Before taking any action which would cause an adjustment pursuant to SECTION 12 reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Company will take any action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon the exercise of Warrants will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  The Warrant Agent is authorized to make requisition from time to time from a transfer agent for the Common Shares (including the Company if then acting as a transfer agent) stock certificates required to honor exercises of outstanding Warrants. The Company hereby authorizes its present and any future such transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in SECTION 13 of this Agreement.

                  SECTION 11. OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS. The Company will in good faith and as expeditiously as possible take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under Federal and State securities laws, necessary in connection with the issuance, distribution and transfer of Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Shares upon exercise of the Warrants. The Company will use its best efforts to have the Warrant Shares which are issuable upon the exercise of the Warrants quoted on any securities exchanges on which the then outstanding Common Shares are listed.

                  SECTION 12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES PURCHASABLE. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this SECTION 12.

                  (a) In the event the Company shall at any time after the date of this Agreement issue any Common Shares as a stock dividend to the holders of Common Shares, subdivide, combine or reclassify the outstanding Common Shares into a greater or lesser number of Common Shares (any such sale, issuance, subdivision or combination being herein called a

"CHANGE OF SHARES"), then, and thereafter upon any future Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior to the Change of Shares by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to the Change of Shares, and the denominator of which shall be the sum of the number of Common Shares outstanding immediately following the Change of Shares. Such adjustment shall be made successively whenever such an issuance is made.

                  (b) The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding in lieu of the adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided (the "WARRANT ADJUSTMENT"). Following a Warrant Adjustment, each Warrant outstanding after such adjustment shall continue to represent the right to purchase one Common Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately following the Warrant Adjustment. Upon each Warrant Adjustment, the Company shall, as promptly as practicable, cause to be distributed to each registered holder of Warrant Certificates on the date of such Warrant Adjustment Warrant Certificates evidencing, subject to SECTION 13 hereof, the number of additional Warrants to which such holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holder in substitution and replacement for the Warrant Certificates held by such holder prior to the date of the Warrant Adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such holder shall be entitled after such adjustment.

                  (c) In the event the Company shall pay cash dividends or distributions in cash on all Common Shares, the Exercise Price for the Warrants in effect on the record date of the dividend payment shall be reduced by the amount of the cash dividend the Warrant holder would have been entitled to receive had such holder exercised its Warrants immediately prior to such date. The foregoing adjustment shall be made successively immediately following any cash dividend payment.

                  (d) In case the Company shall issue rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase Common Shares (or securities exchangeable for or convertible into Common Shares) at a price per Common Share (or having an exchange value or a conversion price per Common Share, if a security exchangeable for or convertible into Common Shares) less than the current market price per Common Share (as defined in
SECTION 12(J)), on the record date mentioned below, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on the record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (or the aggregate initial exchange value or conversion price of the exchangeable or convertible securities so to be offered) would purchase at the current market price and the denominator of which shall be the number of Common Shares outstanding on the record date plus the number of additional Common Shares to be offered for subscription or purchase (or for which or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of that consideration shall be as determined by the Board of Directors of the Company. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of that computation. The foregoing adjustment shall be effective as of immediately following the record date and shall be made successively whenever a record date is fixed. In the event that such rights, options or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made. On the termination of any right to convert or exchange securities convertible into Common Shares, the Exercise Price shall be immediately readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights, options or warrants been made upon the basis of the issuance or sale of only the number of Common Shares actually issued pursuant to such rights, options or warrants.

                  (e) In the event the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions) each holder of Warrants shall be entitled to participate in such distribution upon the exercise of such holder's Warrants on a basis that the Company determines in its good faith discretion to be fair and appropriate.

                   (f) Upon each adjustment of the Exercise Price pursuant to this SECTION 12, other than an adjustment pursuant to paragraph (c) hereof, the total number of Common Shares purchasable upon the exercise of each Warrant shall (subject to the provisions contained in paragraph (b) hereof) be such number of shares (calculated to the nearest hundredth) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                  (g) In any case in which this SECTION 12 shall require that any adjustment in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the Common Shares and other capital stock of the Company, if any, issuable upon the exercise over and above the Common Shares and other capital stock of the Exercise Price in effect prior to such adjustment; PROVIDED, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                   (h) In case of any reclassification, capital reorganization or other change of outstanding Common Shares, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Common Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION
12. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding Common Shares and to successive consolidations, mergers, sales or conveyances.

                  (i) For the purposes of adjustments required by paragraph (d) above, the Common Shares (or securities exchangeable for or convertible into Common Shares) which the holder of any rights, options, or warrants shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such securities to be paid for the Common Shares (or securities exchangeable for or convertible into Common Shares) covered thereby.

                  (j) For the purpose of any computation under paragraph (d) above, the current market price per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for 15 consecutive trading days commencing 20 trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on Nasdaq or the Bulletin Board or by the National Quotation Bureau or on a national securities exchange, as the case may be.

                  (k) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this
SECTION 12(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this

SECTION 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (l) For the purpose of this SECTION 12, the term "COMMON SHARES" or "SHARES OF COMMON SHARES" shall mean (i) the class of stock designated as the Common Shares of the Company at the date of this Agreement, or
(ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  SECTION 13. FRACTIONAL SHARES. The Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrants or to distribute Share Certificates which evidence fractional Warrant Shares. If a holder of Warrants exercises more than one Warrant at the same time, the Warrant Shares issuable shall be based on the total number of Warrants to be exercised at such time. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrants are exercised an amount in cash equal to the same fraction of the current market price of the Warrant Shares as determined pursuant to SECTION 12(j).

                  SECTION 14. NOTICES TO WARRANT HOLDERS. (a) Except in the case of an adjustment pursuant to SECTION 7 or SECTION 12(c), whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted as provided herein, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of the Company signed by its Chairman of the Board, its President or one of its Vice Presidents setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price for such Warrant Shares after adjustment and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause notice of such adjustment to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. Where appropriate, such notice may be mailed in advance and included as a part of any notice required to be mailed under any other provision of this SECTION 14.

                  (b) Upon the fixing of a date for redemption, as provided in
SECTION 6, the establishing of the Exercise Date, as provided in SECTION 6, or the fixing of a Reduced Exercise Price and Reduced Exercise Price Period, as provided in SECTION 7, the Company shall cause notice of such redemption or Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register.

                  (c) Upon the declaration of cash dividends or distributions in cash on all Common Shares, as provided in SECTION 12(C), the Company shall cause notice of such payment to be given to the Warrant Agent and to each registered holder of a Warrant Certificate in such manner as the Company determines to be fair and appropriate, including by public announcement of the declaration of the dividend or distribution.

                  (d)      In case:

                           (i) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares or of any other subscription rights or warrants; or

                           (ii) the Company shall authorize the distribution to all holders of Common Shares or shares of its stock (other than Common Shares) evidences of indebtedness or assets (other than cash dividends or distributions in cash); or

                           (iii) of any consolidation or merger to which the Company is a party and for which approval by holders of Common Shares is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Shares (other than a change in par value, if any, or as a result of a subdivision or combination); or

                           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                           (v) the Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to
         SECTION 12;

then the Company shall cause to be filed with the Warrant Agent and shall cause notice of the proposed action and the record date for the determination of holders of Common Shares entitled to vote on such matter to be mailed to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to such record date, by first-class mail, postage prepaid, which notice shall state (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give any notice required by this
SECTION 14(C) or any defect therein shall not affect the legality of any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  SECTION 15. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of SECTION 17. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant

Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  SECTION 16. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed on it by this Agreement, upon the following terms and conditions, all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents assumes any responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents assumes any responsibility with respect to the distribution of the Warrant Certificates except as herein provided.

                  (b) Neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents shall be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents shall incur any liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by any of them hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or a Vice President of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (e) Neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents shall incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed to be genuine and believed to have been signed, sent or presented by the proper party or parties.

                  (f) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution and performance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution and performance of this Agreement and to indemnify the Warrant Agent, its stockholders, officers, directors, employees and agents and their respective heirs, personal representatives, administrators, executors, successors and assigns and save each of them harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution and performance of this Agreement except as a result of its negligence or bad faith.

                  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity.

                  (h) Except as otherwise required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, or for any other legal entity.

                  (i) The Warrant Agent shall act hereunder solely as Agent for the Company, and its duties shall be determined solely by the provision hereof. Neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents shall be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                  (j) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, President or a Vice President of the Company and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and neither it nor any of its stockholders, officers, directors, employees or agents shall be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

                  (k) Neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents shall at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price, the number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. Neither the Warrant Agent nor any of its stockholders, officers, directors, employees or agents shall be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or at the expiration of the period during which the Warrants are exercisable for any unexercised Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement after giving 30 days prior written notice to the Company. The Warrant Agent may be removed by the Company by like notice to the Warrant Agent. If the office of Warrant Agent becomes vacant by resignation, removal, incapacity to act, or otherwise, the Company shall appoint a successor to the Warrant Agent (which may be the Company). If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent whether appointed by the Company or by such a court shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or of a state of the United States of America, and must have at the time of its appointment as Warrant Agent a combined capital and surplus of at least $500,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. Failure to give any notice provided for in this SECTION 17, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

                  SECTION 18. ISSUANCE OF NEW WARRANT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

                  SECTION 19. NOTICES TO COMPANY AND WARRANT AGENT. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the Company as follows:

                  New Valley Corporation
                  100 S.E. Second Street
                  Miami, Florida 33131
                  Attention: General Counsel

(or to such other address as the Company may have furnished in writing to the Warrant Agent for this purpose).

                  Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the Warrant Agent as follows:

                  American Stock Transfer & Trust Company
                  [ADDRESS]

                  -------------------
                  Attention: Corporate Trust Department

(or to such other address as the Warrant Agent may have furnished in writing to the Company for this purpose).

                  SECTION 20. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for Common Shares, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

                  SECTION 21. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, to make any necessary changes as required by SECTIONS 6, 7 or 12, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates. The Warrants may otherwise be amended only if the Company has obtained the consent of the holders of Warrants representing a majority of Warrant Shares issuable upon exercise of all outstanding Warrants, PROVIDED, HOWEVER, that no such action may increase the Exercise Price of the Warrants or decrease the number of Warrant Shares issuable upon exercise of each Warrant without the written consent of the holders of Warrants representing at least 66 2/3% of the Warrant Shares issuable upon exercise of all outstanding Warrants. Until an amendment becomes effective, such consent of the holders of Warrant Certificates shall bind all subsequent holders. Once such amendment becomes effective, it shall bind all holders of Warrant Certificates.

                  SECTION 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 23. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or redeemed. The provisions of SECTION 16 shall survive such termination.

                  SECTION 24. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                  SECTION 25. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                     NEW VALLEY CORPORATION


                                     By:
                                        ---------------------------
                                         Name:
                                         Title:


                                     AMERICAN STOCK TRANSFER &
                                     TRUST COMPANY


                                     By:
                                        ---------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                   EXERCISABLE ONLY ON OR AFTER EFFECTIVE DATE
                               (AS PROVIDED IN THE
                      WARRANT AGREEMENT REFERRED TO BELOW)



No. W-                                                      _______Warrants



                               WARRANT CERTIFICATE

                             NEW VALLEY CORPORATION

                  This Warrant Certificate certifies that        or registered
assigns is the registered holder of        Warrants (the "WARRANTS") expiring
____________ (or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof) to purchase Common Shares of New Valley Corporation, a Delaware corporation (the "COMPANY"). Each Warrant entitles the holder to purchase from the Company one fully paid and nonassessable Common Share of the Company at the exercise price (the "EXERCISE PRICE") at the time in effect under the Warrant Agreement ($12.50 per share, at the time of the initial issuance of the Warrants), payable in lawful money of the United States of America by certified or official bank check payable to the order of the Company, upon surrender of this Warrant Certificate and payment of such Exercise Price to the Company at the principal office of the Warrant Agent in ___________, or at another office or agency to be maintained by the Company, but only subject to the conditions set forth herein and in the Warrant Agreement; PROVIDED, HOWEVER, that no fractional shares shall be issued on exercise of this Warrant and that the number or kind of shares (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to on the reverse hereof may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement.

                  No Warrant may be exercised after the close of business on ______________ or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof (the "EXPIRATION DATE").

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent (or an authenticating agent of the Warrant Agent appointed pursuant to SECTION 1 of the Warrant Agreement) by the manual signature of one of its authorized officers.

                  IN WITNESS WHEREOF, NEW VALLEY CORPORATION has caused this Instrument to be signed manually or in facsimile by its Chairman of the Board, President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted hereon.

                                            NEW VALLEY CORPORATION

                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

Countersigned:

----------------------------------------
         as Warrant Agent

By:
   -------------------------------------
         Authorized Officer

OR

----------------------------------------
         as Warrant Agent

By:
   -------------------------------------
         as Authenticating Agent

By:
   -------------------------------------
         Authorized Officer

                  Void after ___________ or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof.

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

                             NEW VALLEY CORPORATION

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of _______ __, 1999 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, Warrant Agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants, and a copy of which Warrant Agreement will be available at the office of the Secretary of the Company for inspection by holders of Warrants during normal business hours.

                  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, to the Company at the principal office of the Warrant Agent in _________________. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Company may elect by written notice given as hereinafter provided (the "REDEMPTION NOTICE") to redeem the Warrants at a price of $.01 per Warrant if, at any time after the third anniversary of the effective date of the plan of recapitalization, the average closing price or bid price of a Common Share, as reported on NASDAQ or the Bulletin Board or by the National Quotation Bureau or on a national securities exchange, as the case may be, exceeds $12.50 for any 20 consecutive trading days ending within five days prior to the date of the Redemption Notice (such date of the Redemption Notice being referred to herein as the "REDEMPTION NOTICE DATE"). Copies of the Redemption Notice shall be mailed to the registered holders of the Warrant Certificates as provided in
SECTION 14. The Company must provide at least 30 days' notice to the holders of the Warrants prior to redemption of the Warrants.

                  The Expiration Date may be extended by the Company in its sole discretion from time to time by a notice given to the Warrant Agent and mailed to the registered holders of the Warrant Certificates.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the shares referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Common Shares purchasable upon the exercise of each Warrant shall be adjusted in certain circumstances.

                  This Warrant Certificate is transferable, in whole or in part, on the register maintained by the Company at the principal office of the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the office of the Warrant Agent, or at another office or agency to be maintained by the Company, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the holder or his duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of this Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of this Warrant Certificate not being transferred.

                  This Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender hereof to the Company at the principal office of the Warrant Agent, or at another office or agency to be maintained by the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the holder hereof or his duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice.

                  The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate, except for any transfer taxes payable in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, any distribution to the holder hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)

                  The undersigned hereby irrevocably elects to exercise the
right, represented by this Warrant Certificate, to purchase        Common Shares
and herewith tenders payment for such Common Shares to the order of New Valley Corporation in the amount of $ in accordance with the terms hereof. The undersigned requests that a certificate for such Common Shares be registered in
the name of        whose address is        . If said number of Common Shares is
less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of
the Common Shares be registered in the name of        whose address is
and that such Warrant Certificate be delivered to whose address is .

Dated:

                                          Signature:
                                                    ----------------------------
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)


--------------------------------
(Insert Social Security or
 Taxpayer Identification
Number of Holder)


Signature Guaranteed:

--------------------------------

                              [FORM OF ASSIGNMENT)

              (To be executed to transfer the Warrant Certificate)

                  FOR VALUE RECEIVED        hereby sells, assigns and transfers
unto whose address is        this Warrant Certificate, together with all right,
title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer the within Warrant Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:                                    Signature:
                                                    ----------------------------
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)

--------------------------------
(Insert Social Security or
Taxpayer Identification
Number of Assignee)


Signature Guaranteed:


--------------------------------